As filed with the U.S. Securities and Exchange Commission on June 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempest Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-1472564
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

7000 Shoreline Court, Suite 275,

South San Francisco, California 94080

(415) 798-8589

(Address of principal executive offices) (Zip code)

Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan

Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan

(Full titles of the plans)

Stephen Brady

Chief Executive Officer

Tempest Therapeutics, Inc.

7000 Shoreline Court, Suite 275,

South San Francisco, California 94080

(415) 798-8589

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Jaime Chase

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Tempest Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,132,252 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Registrant’s Amended and Restated 2019 Equity Incentive Plan, and (b) 107,596 shares of Common Stock issuable to eligible persons under the Registrant’s Amended and Restated 2019 Employee Stock Purchase Plan.

PART II

Item 3. Incorporation of Certain Documents By Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the Commission on December 16, 2019 (File No. 333-235515), November 10, 2020 (File No.  333-249993), April 15, 2021 (File No.  333-255261) and May 13, 2022 (File No. 333-264943);

(b) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 29, 2022 (File No. 001-35890) as amended on Form 10-K/A filed on April 1, 2022;

(c) the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on May  2, 2022, as supplemented on May 26, 2022.

(d) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022 (File No. 001-35890);

(e) the Registrant’s Current Reports on Form 8-K filed with the SEC on May 2, 2022 (excluding Exhibit 99.1 thereto), May  26, 2022, June  9, 2022 and June 21, 2022 (File No. 001-35890); and

(f) the description of the Common Stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-35890), filed with the Commission on April 25, 2013, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 filed with the SEC on April 1, 2022.

All reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 1f4 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as amended	10-Q	001-35890	3.1	5/15/2019

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 24, 2021	8-K	001-35890	3.1	6/28/2021

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 25, 2021	8-K	001-35890	3.2	6/28/2021

4.4	Amended and Restated Bylaws of the Registrant	8-K	001-35890	3.1	9/4/2021

5.1*	Opinion of Cooley LLP

23.1*	Consent of Cooley LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan	8-K	001-35890	10.1	6/21/22

99.2	Form of Option Grant Package under 2019 Equity Incentive Plan	10-Q	001-35890	10.7	8/12/2019

99.3	Form of RSU Grant Package under 2019 Equity Incentive Plan	10-Q	001-35890	10.8	8/12/2019

99.4	Form of Stock Option Agreement under the Sub Plan for French Residents under 2019 Equity Incentive Plan	10-K	001-35890	10.16	3/11/2020

99.5	Form of Inducement Nonqualified Stock Option Agreement subject to the terms of the 2019 Equity Incentive Plan	10-K	001-35890	10.17	3/11/2020

99.6	Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan	8-K	001-35890	10.2	6/21/22

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in South San Francisco, State of California, on June 21, 2022.

Tempest Therapeutics, Inc.

By:	/s/ Stephen Brady
Name:	Stephen Brady
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Brady and Nicholas Maestas, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Brady	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2022
Stephen Brady

/s/ Nicholas Maestas	Vice President, Strategy and Finance (Principal Financial Officer)	June 21, 2022
Nicholas Maestas

/s/ Michael Rabb	Chairman of the Board of Directors	June 21, 2022
Michael Rabb

/s/ Thomas Dubensky	President and Director	June 21, 2022
Thomas Dubensky, Ph.D.

/s/ Geoff Nichol	Director	June 21, 2022
Geoff Nichol, M.B., Ch.B., M.B.A.

/s/ Christine Pellizzari	Director	June 21, 2022
Christine Pellizzari

/s/ Ronit Simantov	Director	June 21, 2022
Ronit Simantov

/s/ Thomas Woiwode	Director	June 21, 2022
Thomas Woiwode, Ph.D.